Exhibit 99.1
2011 Deutsche Bank Global Auto Industry Conference January 11, 2011 Exhibit 99.1

Agenda 2010 Highlights 2011 Outlook Sales Backlog Update Q and A Session 2

Strengthened balance sheet and liquidity profile Improved operating performance in both business units Seating achieving target margins Strong sales growth and return to profitability in Electrical Power Management Systems Generated significant free cash flow $269 million through third quarter 2010 $350 million outlook for full year 2010 Continued to win new business and diversify sales Increased penetration in Asia / BRIC markets Received significant industry and customer recognition 2010 Highlights* 3 * Free cash flow represents net cash provided by operating activities before the net change in sold accounts receivable less capital expenditures. Please see slides titled "Non-GAAP Financial Information" and "Forward-Looking Statements" at the end of this presentation for further information.

One of the strongest balance sheets in the industry; twice as much cash as outstanding debt No debt maturities until 2018 Received upgrades from both major rating agencies Modest pension liability Substantially all U.S. plans are frozen or at closed locations with no future benefit accruals Strong Capital Structure* Cash and Debt Balances 4 Cash includes cash and cash equivalents Pension and OPEB underfunded levels as of 12/31/09 Excludes undrawn $110 million revolver/letter of credit facility and approximately $4 million of miscellaneous debt reflecting primarily debt at foreign wholly- owned subsidiaries and consolidated joint ventures 4 Cash Total Debt Pension/OPEB 1514 699 288 East West North As of 10/2/2010 (in millions) Unsecured Bonds Debt Maturity Profile (3) (2) (1) (CHART) * Please see slide titled "Forward-Looking Statements" at the end of this presentation for further information.

Geographic Sales Diversification 2002 2002 2003 2004 2005 2006 2007 2008 2009 2010 Outlook China 600 600 850 1278 244 410 420 520 903 1113 BRI 45.9 46.9 45 43.9 322 424 562 651 618 804 BRIC Markets* (in millions) North America Europe Asia ROW East 3031.1 3662.6 1321.4 783.1 North America 34% Europe 42% Asia 15% Rest of World 9% Total Company (2010 Outlook) * Please see slide titled "Forward-Looking Statements" at the end of this presentation for further information. $11.7 Billion Brazil, Russia and India China $566 $834 $982 $1,171 $1,521 ^$1,900 Consolidated Sales Two-Thirds of Global Sales Outside North America 5

6 2011 Outlook

Full Year 2011 Outlook Vehicle Production and Currency and Key Commodities* Source: Ward's Automotive, IHS Automotive (CSM) and Company estimates Units (in millions) * Please see slide titled "Forward-Looking Statements" at the end of this presentation for further information. 7

Full Year 2011 Outlook Net Sales and Core Operating Earnings* Net Sales (in billions) (in millions) Core Operating Earnings* * Core operating earnings represents pretax income before interest, other expense, restructuring costs and other special items. Pretax income (loss) was ($578.6) and $831.8 in 2008 and 2009, respectively. Please see slides titled "Non-GAAP Financial Information" and "Forward-Looking Statements" at the end of this presentation for further information. (CHART) (CHART) 8

(CHART) Full Year 2011 Outlook Key Financial Metrics* ^$400M $12.6B to $13.0B 9 * Please see slides titled "Non-GAAP Financial Information" and "Forward-Looking Statements" at the end of this presentation for further information. $9.20 to $9.85 $700M to $740M

10 * Please see slides titled "Non-GAAP Financial Information" and "Forward-Looking Statements" at the end of this presentation for further information. Full Year 2011 Financial Outlook*

11 Sales Backlog Update

Backlog Definition New awarded programs net of lost business and programs rolling off Does not include pursued or high confidence new business Excludes sales at non-consolidated joint ventures Backlog Assumptions Volumes based on IHS Automotive (formerly CSM) October 15, 2010 production forecast Euro exchange rate of $1.33 / Euro Sales Backlog Assumptions* * Please see slide titled "Forward-Looking Statements" at the end of this presentation. 12

Sales Backlog Update* * Please see slide titled "Forward-Looking Statements" at the end of this presentation. 13 (in billions) (CHART) Sales Backlog Up $300 Million From Last Update

2011 to 2013 Consolidated Sales Backlog* 2011 - 2013 Sales Backlog Composition of Sales Backlog By Product: Seating -- 55% Electrical Power Management Systems -- 45% By Region: North America -- $1,000M Europe -- $600M Asia -- $400M South America -- $200M * Please see slide titled "Forward-Looking Statements" at the end of this presentation. 14 (in millions) (CHART) ^$900 ^$900 ^$2,200 ^$400

Operating and financial performance improvements accelerated in 2010 Sales up 26% for first nine months versus 2009 Margins improved in both business units Generated significant free cash flow Strong liquidity position with projected year-end cash of ^$1.6 billion and debt of ^$700 million; credit ratings upgraded 2011 financial outlook: Sales of $12.6 to $13.0 billion Core operating earnings of $700 to $740 million Free cash flow of approximately $400 million Adjusted fully diluted earnings per share of $9.20 to $9.85 2011 to 2013 consolidated sales backlog of net new business totals $2.2 billion, up $300 million from prior status reported in August 2010 15 Well Positioned For Continuing Industry Recovery Summary* * Please see slides titled "Non-GAAP Financial Information" and "Forward-Looking Statements" at the end of this presentation for further information.

In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP") included throughout this presentation, the Company has provided information regarding "pretax income before interest, other expense, restructuring costs and other special items" (core operating earnings), "pretax income before restructuring costs and other special items," "tax expense excluding restructuring costs and other special items," "adjusted net income attributable to Lear," "adjusted fully diluted net income per share attributable to Lear" (adjusted fully diluted earnings per share) and "free cash flow" (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, discounts and expenses associated with the Company's factoring facilities, gains and losses related to certain derivative instruments and hedging activities, equity in net income of affiliates and gains and losses on the sales of assets. Adjusted net income attributable to Lear and adjusted diluted earnings per share represent net income attributable to Lear and diluted net income per share attributable to Lear, respectively, adjusted for restructuring costs and other special items, including the tax effect thereon, and other discrete tax items. Free cash flow represents net cash provided by operating activities before the net change in sold accounts receivable, less capital expenditures. The Company believes it is appropriate to exclude the net change in sold accounts receivable in the calculation of free cash flow since the sale of receivables may be viewed as a substitute for borrowing activity. Management believes the non-GAAP financial measures used in this presentation are useful to both management and investors in their analysis of the Company's financial position and results of operations. In particular, management believes that core operating earnings, pretax income before restructuring costs and other special items, tax expense excluding restructuring costs and other special items, adjusted net income attributable to Lear and adjusted fully diluted earnings per share are useful measures in assessing the Company's financial performance by excluding certain items that are not indicative of the Company's core operating performance or that may obscure trends useful in evaluating the Company's continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company's results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company's ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods. Core operating earnings, pretax income before restructuring costs and other special items, tax expense excluding restructuring costs and other special items, adjusted net income attributable to Lear, adjusted fully diluted earnings per share and free cash flow should not be considered in isolation or as a substitute for pretax income, net income attributable to Lear, diluted net income per share attributable to Lear, cash provided by operating activities or other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non- GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies. Set forth on the following slides are reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. Given the inherent uncertainty regarding special items and other expense in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant. Non-GAAP Financial Information 16

17 Non-GAAP Financial Information Core Operating Earnings

Non-GAAP Financial Information Free Cash Flow 18

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All such forward- looking statements contained or incorporated in this presentation or in any other public statements which address operating performance, events or developments that the Company expects or anticipates may occur in the future, including, without limitation, statements related to business opportunities, awarded sales contracts, sales backlog and ongoing commercial arrangements, or statements expressing views about future operating results, are forward-looking statements. Actual results may differ materially from any or all forward-looking statements made by the Company. Important factors, risks and uncertainties that may cause actual results to differ materially from anticipated results include, but are not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates, the financial condition and restructuring actions of the Company's customers and suppliers, changes in actual industry vehicle production levels from the Company's current estimates, fluctuations in the production of vehicles or the loss of business with respect to a vehicle model for which the Company is a significant supplier, disruptions in the relationships with the Company's suppliers, labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company, the outcome of customer negotiations, the impact and timing of program launch costs, the costs, timing and success of restructuring actions, increases in the Company's warranty, product liability or recall costs, risks associated with conducting business in foreign countries, competitive conditions impacting the Company's key customers and suppliers, the cost and availability of raw materials and energy, the Company's ability to mitigate increases in raw material, energy and commodity costs, the outcome of legal or regulatory proceedings to which the Company is or may become a party, the impact of pending legislation and regulations or changes in existing federal, state, local or foreign laws or regulations, unanticipated changes in cash flow, including the Company's ability to align its vendor payment terms with those of its customers, the Company's ability to access capital markets on commercially reasonable terms, impairment charges initiated by adverse industry or market developments, the anticipated future performance of the Company, including, without limitation, the Company's ability to maintain or increase revenue and gross margins, control future operating expenses and make necessary capital expenditures, and other risks described from time to time in the Company's Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company's success in implementing its operating strategy. This presentation makes reference to the Company's sales backlog. The Company's sales backlog reflects anticipated net sales from formally awarded new programs and open replacement programs, less phased-out and cancelled programs. The calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new and replacement programs, foreign exchange rates and the timing of major program launches. The forward-looking statements in this presentation are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof. 19